CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report dated August 26, 2009 on the financial statements and financial highlights of Touchstone Tax-Free Trust, in Post-Effective Amendment Number 67 to the Registration Statement (Form N-1A, No. 002-72101), included in the Annual Report to Shareholders for the fiscal year ended June 30, 2009, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Cincinnati, Ohio
October 28, 2009